EX-35.2
(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380


Sequoia Residential Funding, Inc.
One Belvedere Place
Suite 330
Mill Valley, CA 94941

RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A. ("Wells Fargo"), hereby certifies as follows for the calendar year 2011:


(a) a review of Wells Fargo's activities as Trustee under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period.


March 1, 2012

/s/ Diane Courtney
DIANE COURTNEY
Vice President


Wells Fargo Bank, N.A.
(logo) Together we'll go far


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380


To: Sequoia Residential Funding, Inc.

Schedule A

List of Servicing Agreement(s) and Series


1 Pooling Agreement for Sequoia Mortgage Trust 2010-H1, Wells
Fargo Bank, N.A. as Trustee.


Wells Fargo Bank, N.A.
(logo) Together we'll go far